EXHIBIT 10.2

COMMERCIAL LEASE AND DEPOSIT RECEIPT

(LA QUINTA)

This Arizona Lease Agreement (hereinafter referred to as the “Lease”) is made this ____________, by and between Nogales Property Management, an Arizona Corporation (hereinafter referred to as “Lessor”) and ALPHA PRO TECH, INC. (hereinafter referred to as “Lessee”).

Lessor is the owner of land and improvements commonly known “LA QUINTA”, 1600 W. La Quinta Rd. Suite 1&2, County of Santa Cruz, State of Arizona, Zip Code 85621.

THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the parties agree as follow:

RECEIVED FROM, ALPHA PRO TECH INC. hereinafter referred to as LESSEE, the sum of $151,937.50 (One Hundred Fifty-One Thousand Nine Hundred Thirty-Seven Dollars and 50/100), evidenced by Wire or Check Deposit, which shall belong to Lessor and shall be applied as follows:

	TOTAL	RECEIVED	BALANCE DUE PRIOR TO OCCUPANCY
Rent for the period from March 01, 2024 to March 31, 2024.	$75,968.75	$0.00	$75,968.75
Security deposit (not applicable toward last month’s rent)	$75,968.75	$0.00	$75,968.75
Other Cleaning Fee (Non-Refundable)	$0.00	$0.00	$0.00
TOTAL	$151,937.50		$151,937.50

In the event this Lease is not accepted by the Lessor within 5 days, the total deposit received will be refunded.

Lessee offers to lease from Lessor the premises situated in Nogales, County of Santa Cruz, State of Arizona, Zip 85621, commonly known as (LA QUINTA) 1600 W. La Quinta Rd. Suite 1&2, Nogales, Arizona 85621 and described as: 137,500 Sq. Ft. space in a finished condition with general lighting, upon the following terms and conditions:

TERM: Landlord to Tenant hereby leases the premises for a term commencing on March 01, 2024, until February 28, 2029 with the understanding that at the end of term Tenant will give Landlord a 60-day notice to terminate / vacate.

2.         RENT: The total amount rent is for 60 months only $4,839,940.70 (Four Million Eight Hundred Thirty-Nine Thousand Nine Hundred Forty Dollars and 70/100 Cents), Payable with check or money order as follow:

A.         12 Months March 01, 2024 through February 28 2025 first day of each and every month the total amount of $75,968.75 (Seventy-Five Thousand Nine Hundred Sixty-Eight Dollars and 75/100). The monthly rent includes the City Rental Tax of 2% or $1,489.58.

B.         For each year from March 01, 2025 through February 28, 2029, the rent will increase on a yearly basis by the total from previous year amount plus 3%.

C.         Tenant agrees to pay a late charge of live percent (5%) after the 5th day of the calendar month.

D.         All rents will be paid to lessor, to Nogales Property Management, P.O. Box 1172, Nogales, Arizona, 85628.

3.         USE: The premise is to be used for the operation of “Warehouse” and for no other purpose, without prior written consent of Lessor. Lessee will not commit any waste upon the premises, or any nuisance or act which may disturb the quiet enjoyment of any tenant in the building.

4.         USES PROHIBITED: Lessee will not use any portion of the premises for purposes other than those specified. No use will be made or permitted to be made upon the premises, nor acts done, will such increase the existing rate of insurance upon the property, or cause cancellation of insurance policies covering the property. Lessee will not conduct or permit any sale by auction on the premises.

5.         ASSIGNMENT AND SUBLETTING: Lessee will not assign this Lease or sublet any portion of the premises without prior written consent of the Lessor, which will not be unreasonable withheld. Any such assignment or subletting without consent will be void and, at the option or the Lessor, will terminate this Lease.

6.         ORDINANCES AND STATUTES: Lessee will comply with all statutes, ordinances, and requirements of all municipal, state and federal authorities now in force, or which may later be in force, regarding the use of the premises. The commencement or pendency of any state or federal court abatement proceeding affecting the use of the premises will, at the option of the Lessor, be deemed a breach of this Lease.

7.         MAINTENCE, REPAIRS, and ALTERATIONS: Unless otherwise indicated, Lessee acknowledges that the premises are in good order and repair. Lessee shall at his/her own expense, maintain the premises in a good and safe condition, including plate glass, electrical wiring, plumbing and heating and air conditioning installation (starting the second year of tenancy), and any other system or equipment, which must be maintained by a qualified contractor. The premises will be surrendered, at termination of the Lease, in as good condition as received, except for normal wear and tear. Lessee will be responsible for all normal day to day wear and tear maintenance and repairs required, except the following which will be maintained by Lessor: roof, exterior walls, structural foundations, including any retrofitting required by governmental authorities. Lessee will also maintain in good condition property adjacent to the premises, such as sidewalks, driveways, lawns, and shrubbery, which would otherwise be maintained by Lessor.

No improvement or alteration of the premises will be made without the prior written consent of the Lessor. Prior to the commencement of any Substantial repair, improvement or alteration, Lessee will give Lessor at least two (2) days written notice in order that Lessor may post appropriate notices to avoid any liability for liens.

8.         ENTRY AND INSPECTION: Lessee will permit Lessor or Lessor’s agents to enter the premises at reasonable times and upon reasonable notice for the purpose of inspecting the premises, and will permit Lessor, at any time within sixty (60) days prior to the expiration of this Lease, to place upon the premises any usual “For Lease” signs, and permit persons desiring lo lease the premises to inspect the premises at reasonable times.

9.         INDEMNIFICATION OF LESSOR: Lessor will not be liable for any damage or injury to Lessee, or any other person, or to any property, occurring on the premises. Lessee agrees to hold Lessor harmless from any claims for damages arising out of Lessee’s use of the premises, and to indemnify Lessor for any expense incurred by Lessor in defending any such claims.

10.         POSSESSION: If Lessor is unable to deliver possession of the premises at the commencement date set forth above, Lessor will not be liable for any damage caused by the delay, nor will this Lease be void or voidable, but Lessee will not be liable for any rent until possession is delivered. Lessee may terminate this Lease if possession is not delivered within 90 days of the commencement term in item 1.

11.         LESSEEE’S LNSURANCE: Lessee agrees at Lessee’s expense, to procure and maintain in force and effect continuously during the entire Term and any extensions or renewals thereof, a policy or policies of commercial general liability insurance in a company or companies, AM Best rated B++/VII or better, authorized to do business in the State of Arizona, insuring Lessor, as an Additional Insured for occurrences arising out of Lessee’s use and occupancy of the Premises, in an amount of $2,000,000 combined single limit bodily injury/property damage per occurrence and in the aggregate. Lessee shall also carry all perils property insurance, in the amount of full replacement cost, covering Lessee’s property in and about the Premises. Subject to section 11 below, Lessee agrees to provide evidence of such policies of insurance and all renewals thereof to Lessor.

12.         LESSOR’S INSURANCE: At all times during the Term, Lessor shall, at Lessor’s expense, keep or cause to be kept all buildings and improvements at any time constituting the Premises, insured against fires and all perils included within special form or extended coverage property insurance, in good and responsible insurance companies, authorized to do business in the state of Arizona, in an amount not less than one hundred percent (100%) of the replacement cost of the Premises, said insurance to be for the benefit of Lessor and the mortgagee of the Premises, if any, as their interest appear.

13.         SUBROGATION: To the maximum extent permitted by insurance policies which may be owned by the parties, Lessor and Lessee waive any and all rights of subrogation which might otherwise exist.

14.         UTILITIES: Lessee agrees that he/she will be responsible for the payment of all utilities, including water, gas, electricity, heat and other services delivered to the premises, to include removal of personal trash.

15.         SIGNS: Lessee will not place, maintain, or permit any sign or awning on any exterior door, wall, or window of the premises without the express written consent of Lessor, which will not be unreasonably withheld.

16.         ABANDONMENT OF PREMISES: Lessee will not vacate or abandon the premises at any time during the term of this Lease. If Lessee does abandon or vacate the premises, or is dispossessed by process of law, or otherwise, any personal property belonging to Lessee left on the premises will be deemed to be abandoned, at the option of Lessor.

17.         CONDEMNATION: If any part of the premises is condemned for public use, and a part remains which is susceptible of occupation by Lessee, this Lease will, as to the part taken, terminate as of the date the condemnor acquires possession. Lessee will be required to pay such proportion of the rent for the remaining term as the value of the premises remaining bears to the total value of the premises at the date of condemnation; provided, however, that Lessor may at his/her option, terminate this Lease as of the date the condemnor acquires possession. On the event that the premises are condemned in whole, or the remainder is not susceptible for use by the Lessee, this Lease will terminate upon the date which the condemnor acquires possession. All sums which may by payable on account of any condemnation will belong solely to the Lessor, except that Lessee will be entitled to retain any amount awarded to him/her for his/her trade fixtures or moving expenses.

18.         TRADE FIXTURES: Any and all improvements made on the premises during the term will belong to the Lessor, except trade fixtures of the Lessee. Lessee may, upon termination, remove all his/her trade fixtures, but will pay for all costs necessary to repair any damage to the premises occasioned by the removal.

19.         DESTRUCTION OF PREMISES: In the event of a partial destruction of the premises during the term, from any cause, Lessor will promptly repair the premises, provided that such repairs can be reasonably made within sixty (60) days. Such partial destruction will not terminate this Lease, except that Lessee will be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs interferes with the business of Lessee on the premises. If the repairs cannot be made within (60) days, this lease may be terminated at the option of either party by giving written notice to the other party within the sixty (60) day period.

20.         HAZARDOUS MATERIALS: Lessee will not use, store, or dispose of any hazardous substances upon the premises, except the use and storage of any hazardous waste, substance or toxic materials regulated under any environmental laws or regulations applicable to the property. Lessee will be responsible for the cost of removal of any toxic contamination caused by lessee’s use of the premises.

21.         INSOLVENCY: The appointment of a receiver, an assignment for the benefits of creditors, or the filing of a petition in bankruptcy by or against Lessee, will constitute a breach of this Lease by Lessee.

22.         DEFAULT: In the event of any breach of this Lease by Lessee, Lessor may, at his/her option, terminate the Lease and recover from Lessee: (a) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount or such rental loss that the Lessee proves could be reasonably avoided; and (d) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform his/her obligations under the Lease or which in the ordinary course of things would be likely to result therefrom. Lessor may, in the alternative, continue this Lease in effect, as long as Lessor does not terminate Lessee’s right to possession, and Lessor may enforce all of Lessor’s rights and remedies under the Lease, including the right to recover the rent as it becomes due under the Lease. If said breach of Lease continues, Lessor may, at any time thereafter, elect to terminate the Lease. These provisions will not limit any other rights or remedies, which Lessor may have.

23.         SECURITY: The security deposit will secure the performance of the Lessee’s obligations. Lessor may, but will not be obligated to, apply all or portions of the deposit on account of Lessee’s obligations. Any balance remaining upon termination will be returned to Lessee. Lessee will not have the right to apply the security deposit in payment of the last month’s rent.

24.         DEPOSIT REFUNDS: The balance of all deposits will be refunded within three weeks (or as otherwise required by law), from date possession is delivered to Lessor of his/her authorized agent, together with a statement showing any charges made against the deposits by Lessor.

25.         ATTORNEY FEES: In any action or proceeding involving a dispute between Lessor and Lessee arising out of this Lease, the prevailing party will be entitled to reasonable attorney fees.

26.         WAIVER: No failure of Lessor to enforce any term of this Lease will be deemed to be a waiver.

27.         NOTICES: Any notice which either party may or is required to give, will be given by mailing the notice, postage prepaid, to Lessee at the premises, or to Lessor at the address shown in Item 2, or at such other places as may be designated in writing by the parties from time to time. Notice will be effective five days after mailing, or on personal delivery, or when receipt is acknowledged in writing.

28.         HOLDING OVER: Any holding over after the expiration of this Lease, with the consent of Owner, will be a month-to-month tenancy at an monthly rent of 125% of base rent, payable in advance and otherwise subject to the terms of this Lease, as applicable, until either party will terminate the tenancy by giving the other party thirty (30) days written notice.

29.         TIME: Time is of the essence of this Lease.

30.         HEIRS, ASSIGNS, SUCCESSORS: This Lease is binding upon and inures to the benefit of the heirs, assigns, und successors of the parties.

31.         OPTION TO RENEW: Provided that Lessee is not in default in the performance of this Lease, Lessee will have the option to renew the Lease for an additional term of 12 (twelve) months commencing at the expiration of the initial Lease term. All of the terms and conditions of the Lease will apply during the renewal term, except that the monthly rent will be negotiated at time of renewing Lease.

The option will be exercised by written notice given to Lessor not less than 60 days prior to the expiration of the initial Lease term. If notice is not given within the time specified, this Option will expire.

32.         AMERICANS WITH DISABILITIES ACT: The parties are alerted to the existence of the Americans With Disabilities Act, which may require costly structural modifications. The parties are advised to consult with a professional familiar with the requirements of the Act.

33.         LESSOR’S LIABILITY: In the event of a transfer of Lessor’s title or interest to the property during the term of these Lease, Lessee agrees that the grantee of such title or interest will be substituted as the Lessor under this Lease, and the original Lessor will be released of all further liability; provided, that all deposits will be transferred to the grantee.

34.         ENTIRE AGREEMENT: The foregoing constitutes the entire agreement between the parties and may be modified only in writing Signed by all parties. The following exhibits are a part of this Lease:

Exhibit A: (N/A)

ACCEPTANCE

The undersigned Lessee acknowledges that he/she has thoroughly read and approved each of the provisions contained in this Offer, and agrees to the terms and conditions specified.

The undersigned Lessor accepts the foregoing Offer and agrees to lease the premises on the terms and conditions set forth above.

/s/ Beatriz O’Daly 2/20/2024	/s/ Niko Panousopoulos 2/26/2024
Lessee Date By: Beatriz O’Daly Alpha Pro Tech, Inc. 1600 La Quinta Rd. Nogales, AZ 85621 Phone: (520) 281-0127	Lessor Date By: Niko Panousopoulos Nogales Property Management P O Box 1172 Nogales, AZ 85628 Phone: (520) 281-1988